[LOGO OMITTED]


                                    CONTACTS
                                    --------

Gary L. Nalbandian                                       Mark A. Zody
Chairman/President                                       Chief Financial Officer
                                 (717) 975-5630


              PENNSYLVANIA COMMERCE BANCORP REPORTS RECORD EARNINGS
                                DEPOSITS GROW 27%
                                -----------------

         July 22, 2003- Camp Hill, PA - Pennsylvania Commerce Bancorp, Inc. (NASDAQ Small Cap Market Symbol: COBH) parent company of Commerce Bank/Harrisburg reported record earnings and increased deposits, assets and loans for the second quarter of 2003, it was announced today by Gary L. Nalbandian, Chairman of the bank holding company.



--------------------------------------------------------------------------------------------

                                              June 30, 2003
                                    SECOND QUARTER FINANCIAL HIGHLIGHTS
                                    -----------------------------------

                                                                                  %
                                                                             Increase(1)
                                                                             -----------
         *Total Assets:                              $  845   Million            25%
         *Total Deposits:                            $  783   Million            27%
         *Total Loans (net):                         $  401   Million            13%

         *Total Revenues:                            $ 10.4   Million            23%
         *Net Income:                                $  1.7   Million            23%
         *Diluted Net Income Per Share:                $.71                      23%

         (1) Compared to June 30, 2002 Second Quarter Financial Highlights

--------------------------------------------------------------------------------------------












                                          Three Months Ended                     Six Months Ended
                                                 June 30                              June 30
                             -----------------------------------------------------------------------------------
                             2003          2002        % Increase           2003         2002       % Increase
                             -----------------------------------------------------------------------------------
                                               (dollars in thousands, except per share data)

Total Revenues:               $ 10,411      $ 8,491         23%         $ 20,206       $ 16,612         22%
Total Expenses:                  7,427        6,182         20            14,455         11,929         21

Net Income:                      1,658        1,347         23             3,306          2,637         25

Diluted Net Income
Per Share:                        $.71         $.58         23%            $1.42          $1.16         22%


                                  Balance Sheet Comparison
                                  ------------------------

                        6/30/03            6/30/02            % Change
                 ------------------------------------------------------------
                                                     (dollars in thousands)

Total Assets:             $845,297        $674,082           +  25%
Total Loans (Net):         401,073         355,108              13
Total Deposits:            782,733         618,478              27
Core Deposits:             731,485         564,780              30

         In commenting on the Company's financial results, Chairman Nalbandian said, "Commerce continued its strong growth during the second quarter of 2003, fueled by a 27% increase in total deposits. Our combination of strong deposit growth with a low cost of funds provide us with increased profitability while continuing to make substantial investments in new locations, technology and personnel."

         Some of our financial highlights were:

     >> Net income increased 23% over second quarter one year ago and 25% for the first six months.

     >>   Total revenues increased 23% for the second quarter.

     >>   Earnings per share rose 23% for the second quarter.

     >> Core deposits grew 30%, or $167 million, over the previous 12-month period.

     >>   Comparable store core deposits grew 25%.

     >> On June 21, the Company celebrated the opening of our 19th branch on Union Deposit Road in Dauphin County.

     >> The Company also recently opened a new store in Exeter Township in Berks County, marking its initial entry into the Reading, PA market. This brings the Company's total number of stores to 20.

     >> Our one, five and ten year returns compared to the S&P Index were as follows:

                                                 Commerce                   S & P Index
                                                 --------                   -----------
                    1 year                        -12.10%                        0.25%
                    5 years                         7.65%                       -1.61%
                   10 years                        24.36%                       10.03%


         Total Deposits
         --------------

         The Company's strong growth continues with total deposits at June 30, 2003 reaching $783 million, a $164 million, or 27%, increase over total deposits of $618 million one year ago.


                                   06/30/03      06/30/02     $ Increase        % Increase
                                   --------      --------      ----------        ----------
                                            (dollars in  thousands)

         Core Deposits             $ 731,485     $ 564,780      $ 166,705              30%
         Total Deposits              782,733       618,478        164,255              27%

         The Company's total deposit cost of funds including non-interest-bearing demand deposits was 1.36% for the second quarter of 2003. Total cost of all funding sources was 1.54% for the second quarter of 2003 compared to 2.34% for the same period in 2002.

Net Income and Earnings Per Share
---------------------------------

         Net income totaled $1.66 million for the second quarter of 2003, up $311,000, a 23% increase over net income of $1.35 million as reported for the second quarter of 2002.

         Net income per share on a fully diluted basis for the second quarter was $0.71, a 23% increase over the $.58 recorded for the same period a year ago.


                                          Three Months Ended                     Six Months Ended
                                                 June 30                                June 30
                           -------------------------------------------------------------------------------------
                             2003          2002        % Increase           2003         2002       % Increase
                           -------------------------------------------------------------------------------------

                                          (dollars in thousands, except per share data)


Net Income:                    $ 1,658      $ 1,347        23%              $ 3,306        $ 2,637          25%

Diluted Earnings
Per Share:                        $.71         $.58        23%                $1.42          $1.16          22%





         For the first six months of 2003, net income totaled $3.3 million, up 25% over net income of $2.6 million for the first half of 2002.

         Net income per fully diluted share was $1.42 for the first six months of 2003 compared to $1.16 for the same period of 2002, an increase of 22%.


Total Revenues
--------------
                                          Three Months Ended                     Six Months Ended
                                                  June 30                              June 30
                           -------------------------------------------------------------------------------------
                             2003          2002        % Increase           2003         2002       % Increase
                           -------------------------------------------------------------------------------------
                                          (dollars in thousands, except per share data)


Total Revenues:               $ 10,411      $ 8,491         23%            $ 20,206       $ 16,612      22%

Revenue Per Share:              $18.09       $14.86         22%              $17.75         $14.98      18%
(Annualized)

         Total revenues (net interest income plus non-interest income) increased $1.9 million to $10.4 million, a 23% increase over the second quarter of 2002.

         Total revenue growth for the second quarter of 2003 resulted from a 22% increase in net interest income and increased non-interest income of 27%.

Net Interest Income and Net Interest Margin
-------------------------------------------

         Net interest income for the second quarter of $8.2 million represented a 22% increase over the $6.7 million recorded a year ago. For the first six months of 2003, net interest income totaled $15.8 million, up $2.8 million, or 21%, over $13.0 million for the first half of 2002. The Company's strong, low-cost core deposit growth fueled volume increases in the level of interest earning assets, which resulted in the increase in interest income.

         The net interest margin for the second quarter of 2003 was 4.29% compared to 4.38% for the second quarter 2002. The slight decrease is primarily the result of a decrease in the yield on the investment portfolio, mainly a result of the lowest rate environment in 45 years.

Non-Interest Income
-------------------

         The Company's non-interest income totaled $2.2 million for the second quarter of 2003, up 27% over the same period one year ago. Non-interest income for the first six months of 2003 increased to $4.4 million from $3.6 million a year ago, a 23% increase.

Loans and Asset Quality
-----------------------

         Loans increased $46 million, or 13%, to $401 million from $355 million a year ago, reflecting a continuing commitment to the credit needs of Commerce's market areas. The Company continues to maintain a conservative approach to lending and has avoided the problems experienced by other Banks by participation in sub-prime loans and loans to sectors considered higher risk in the current economy.

         Asset quality continues to be strong as non-performing assets at June 30, 2003 totaled $1.9 million, or 0.23% of total assets, versus $1.3 million, or 0.20% of total assets one year ago. Net charge-offs as a percentage of average loans outstanding for the second quarter 2003 were 0.07% as compared to 0.03% for the same period last year.

         The Company's asset quality results are highlighted below:

                                                                 Three Months Ended
                                                                 ------------------
                                                         06/30/2003              06/30/2002
                                                         ----------              ----------

Non-Performing Assets/Assets                                  0.23%                   0.20%
Net Loan Charge-Offs                                          0.07%                   0.03%
Loan Loss Reserve/Gross Loans                                 1.39%                   1.38%
Non-Performing Loan Coverage                                   725%                    411%
Non-Performing Assets/Capital                                    4%                      3%
      and Reserves


Investments
-----------

         The Company's investment portfolio increased by $91 million to $343 million from $252 million one year ago.

         The portfolio, consisting mainly of high quality U.S. Government agency and mortgage-backed obligations, has an average life of 3.0 years and a current duration of 2.7 years. The average life and duration of the portfolio at June 30, 2002 was 6.4 years and 4.7 years, respectively. The appreciation in the available for sale and held to maturity portfolios totaled $8.5 million at June 30, 2003.

Capital
-------

         Stockholder's equity at June 30, 2003 totaled $46.8 million, an increase of 20%, over stockholder's equity of $38.9 million at June 30, 2002. Return on average stockholders equity ("ROE") for the second quarter of 2003 was 14.48% as compared to 14.57% for the second quarter of 2002.






                  The Company's capital ratios at June 30, 2003 were as follows:

                                                                           Regulatory Guidelines
                                                 Commerce                   "Well Capitalized"
                                                 --------                   ------------------
         Leverage Ratio                            7.00%                              5.00%
                  Tier 1                          10.80                               6.00
                  Total Capital                   11.85                              10.00

Retail Activities
-----------------

         In June, the Company opened its 19th branch, located on Union Deposit Road in Harrisburg, PA.

         This past weekend, the Company marked its initial entry into the Reading, PA market with the opening of a new branch office on Route 422 East in Exeter Township of Berks County.

         Construction is also underway on Branch #21, located in Muhlenberg Township, Berks County. A grand opening celebration is planned for late September.

         Commerce Bank continues its leading role in on-line banking with its penetration rate of 33%, which is one of the highest in America.

         Commerce serves customers in Cumberland, Dauphin, Lebanon, York, and Berks counties.

         Commerce Bank/Harrisburg is also a member of "the Commerce Bank Network" led by Commerce Bancorp (NYSE: CBH) in Cherry Hill, N.J.

                           FORWARD-LOOKING STATEMENTS

         The Company may from time to time make written or oral "forward-looking statements," including statements contained in the Company's filings with the Securities and Exchange Commission, in its reports to stockholders and in other communications by the Company, which are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995.

         These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties and are subject to change based on various factors (some of which are beyond the Company's control). The words "may", "could", "should", "would", "believe", "anticipate", "estimate", "expect", "intend", "plan" and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company's financial performance to differ materially from that expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies, including interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB"); inflation; interest rate, market and monetary fluctuations; the timely development of competitive new products and services by the Company and the acceptance of such products and services by customers; the willingness of customers to substitute competitors' products and services for the Company's products and services and vice versa; the impact of changes in financial services' laws and regulations (including laws concerning taxes, banking, securities and insurance); technological changes; future acquisitions; the expense savings and revenue enhancements from acquisitions being less than expected; the growth and profitability of the Company's noninterest or fee income being less than expected; unanticipated regulatory or judicial proceedings; changes in consumer spending and saving habits; and the success of the Company at managing the risks involved in the foregoing.

         The Company cautions that the foregoing list of important factors is not exclusive. The Company does not undertake to update any forward-looking statements, whether written or oral, that may be made from time to time by or on behalf of the Company.